Exhibit 99.1
PRESS RELEASE

 Contact:
 Trisha Tuntland
 Director of Investor Relations
 Cabot Microelectronics Corporation
 (630) 499-2600

Cabot Microelectronics Corporation Announces Appointment of Scott D. Beamer as Vice President and Chief Financial Officer, and Retirement of William S. Johnson

Aurora, IL, December 12, 2017 – Cabot Microelectronics Corporation (Nasdaq: CCMP), the world's leading supplier of chemical mechanical planarization (CMP) polishing slurries and the second largest CMP pad supplier to the semiconductor industry, today announced the appointment of Scott D. Beamer as Vice President and Chief Financial Officer. He will succeed William S. Johnson, who plans to retire after almost 15 years as Chief Financial Officer of the Company.

Mr. Beamer joins Cabot Microelectronics after more than four years as Vice President and Chief Financial Officer of Stepan Company (NYSE: SCL), a global consumer and industrial products company operating 19 locations around the world. Prior to Stepan, he held various senior finance roles over a 16-year career at PPG Industries, Inc., including serving as its CFO – Europe, and as its Assistant Corporate Controller. Mr. Beamer, who is also a CPA, has a B.Sc. from Bloomsburg University, and an M.B.A. from the University of Pittsburgh, and began his career at Ernst & Young.

Mr. Beamer will assume his role as Vice President and Chief Financial Officer on January 15, 2018. Mr. Johnson will remain with the Company for a period of time to assist with a smooth transition.

"I am delighted to welcome Scott Beamer to Cabot Microelectronics, and am confident his executive and financial expertise with worldwide, multi-billion dollar public companies in industries synergistic with ours will benefit our company greatly in significant areas," said David H. Li, Cabot Microelectronics' President and Chief Executive Officer. "In addition, I want to thank Bill Johnson for his many important contributions to the growth and profitability of Cabot Microelectronics during his many years of service. All of us congratulate him upon his retirement and wish him well in his future endeavors."

ABOUT CABOT MICROELECTRONICS CORPORATION
Cabot Microelectronics Corporation, headquartered in Aurora, Illinois, is the world's leading supplier of CMP polishing slurries and second largest CMP pads supplier to the semiconductor industry. The company's products play a critical role in the production of advanced semiconductor devices, helping to enable the manufacture of smaller, faster and more complex devices by its customers. The company's mission is to create value by delivering high-performing and innovative solutions that solve its customers' challenges. The company has approximately 1,150 employees on a global basis. For more information about Cabot Microelectronics Corporation, visit www.cabotcmp.com or contact Trisha Tuntland, Director of Investor Relations at 630-499-2600.

SAFE HARBOR STATEMENT
This news release may include statements that constitute "forward looking statements" within the meaning of federal securities regulations. These forward-looking statements include statements related to: future sales and operating results; growth or contraction, and trends in the industry and markets in which the company participates; the company's management; various economic or political factors and international or national events; regulatory or legislative activity; product performance; the generation, protection and acquisition of intellectual property, and litigation related to such intellectual property; new product introductions; development of new products, technologies and markets; the company's supply chain; the financial conditions of the company's customers; natural disasters; the acquisition of, investment in, or collaboration with other entities; uses and investment of the company's cash balance, including dividends and share repurchases, which may be suspended, terminated or modified at any time for any reason, based on a variety of factors; financing facilities and related debt, payment of principal and interest, and compliance with covenants and other terms; the company's capital structure; the company's current or future tax rate; and the operation of facilities by Cabot Microelectronics Corporation. These forward-looking statements involve a number of risks, uncertainties, and other factors, including those described from time to time in Cabot Microelectronics' filings with the SEC, that could cause actual results to differ materially from those described by these forward-looking statements. In particular, see "Risk Factors" in the company's annual report on Form 10-K for the fiscal year ended September 30, 2017, filed with the SEC. Cabot Microelectronics assumes no obligation to update this forward-looking information.